                                                                    EXHIBIT 99.1


                             N E W S  R E L E A S E



KING PHARMACEUTICALS, INC. LOGO]
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                          KING PHARMACEUTICALS REPORTS
                      FIRST-QUARTER 2004 FINANCIAL RESULTS

 ANNOUNCES COMPLETION OF INVENTORY MANAGEMENT AGREEMENTS WITH MAJOR WHOLESALERS

BRISTOL, TENNESSEE, May 6, 2004 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues decreased 14% to $290.6 million during the first quarter ending March 31, 2004, compared to $338.4 million in the first quarter of 2003. Including special items, King reported a net loss of $111.1 million and a diluted loss per share of $0.46 during the first quarter of 2004, compared to a net loss of $7.2 million and a diluted loss per share of $0.03 in the same period of the prior year. Excluding special items, net earnings decreased 69% to $25.9 million and diluted earnings per share decreased 68% to $0.11 during the first quarter ending March 31, 2004, compared to net earnings of $82.3 million and diluted earnings per share of $0.34 in the first quarter of 2003.

Jefferson J. Gregory, Chief Executive Officer of King, stated, "As we previously disclosed, during the first quarter of 2004 King was actively negotiating Inventory Management Agreements with our key wholesale customers. While negotiating these agreements, we anticipated that net sales of our key branded pharmaceutical products would be negatively affected during the first half of 2004, particularly in the first quarter. As we also previously disclosed, the effect on first quarter net sales of branded pharmaceutical products was even greater than we originally anticipated."

Mr. Gregory continued, "Our financial results during the first quarter of 2004 were disappointing, as net sales of most of the Company's key products during the quarter ending March 31, 2004 were well below the level that prescription demand would indicate. However, I am pleased to announce that following the end of the first quarter we successfully entered into an Inventory Management Agreement with each of our three key wholesale customers covering all of our branded pharmaceutical products. The execution of these Inventory Management Agreements represents an important achievement for our Company, as they should facilitate enhanced management of wholesale channel inventories of our products going forward."

King recorded special items resulting in a net charge totaling $215.2 million, or $137.0 million net of tax, during the first quarter ending March 31, 2004. More specifically, special items during the first quarter of 2004 include a loss from discontinued operations in the amount of $171.2 million primarily due to an anticipated loss on disposal of assets pursuant to the Company's decision to market for divestiture Prefest(R) (estradiol/norgestimate) and Nordette(R) (levonorgestrel) as discussed more fully below. Special items during the first quarter ending March 31, 2004 also include i) an intangible asset impairment charge totaling $34.9 million which primarily relates to Florinef(R) (fludrocortisone acetate, USP) and Tapazole(R) (methimazole


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tablets, USP); ii) a charge in the amount of $4.9 million primarily due to professional fees associated with the previously announced ongoing investigations of the Company by the Securities and Exchange Commission ("SEC") and the office of Inspector General of the Department of Health and Human Services ("OIG"); and iii) a charge in the amount of $4.2 million which represents the portion of the Company's remaining minimum purchase commitments under the supply agreement for Procanbid(R) (procainamide hydrochloride extended-release tablets) that exceeds the Company's estimated demand for the product. During the three months ending March 31, 2003, King recorded special items totaling $129.6 million, or $89.4 million net of tax, primarily due to i) an intangible asset impairment charge for Florinef(R), ii) charges associated with King's acquisition of Meridian Medical Technologies, Inc. on January 8, 2003; iii) a loss from discontinued operations; and iv) a benefit resulting from a decrease in the valuation allowance for Novavax, Inc. convertible notes held by the Company.

Net revenue from branded pharmaceuticals, including royalty income, totaled $250.0 million for the first quarter of 2004, an 18% decrease over the first quarter of 2003. Meridian contributed $34.5 million to the Company's total revenues during the first quarter of 2004, an increase of 35% over the same period of the prior year. During the first quarter ending March 31, 2004, net revenue from contract manufacturing and other equaled $6.2 million.

Altace(R) (ramipril) net sales equaled $72.3 million during the first quarter of 2004, a decrease of 53% from $153.6 million during the first quarter of 2003. This decrease was primarily due to significant wholesale channel inventory reductions of the product during the first quarter ending March 31, 2004, as total prescriptions increased 14% over the same period of the prior year according to IMS America monthly prescription data.

Net sales of Skelaxin(R) (metaxalone) and Sonata(R) (zaleplon) totaled $46.0 million and $16.5 million, respectively, during the first quarter of 2004.

Net sales of Levoxyl(R) (levothyroxine sodium tablets, USP) equaled $28.7 million during the first quarter ended March 31, 2004, a decrease of 14% from $33.2 million during the first quarter of 2003.

Net sales of Thrombin-JMI(R) (thrombin, topical, bovine, USP) totaled $39.2 million during the first quarter of 2004, a 20% increase from $32.8 million during the first quarter of the prior year.

Royalty revenues from Adenoscan(R) (adenosine) and Adenocard(R) (adenosine) totaled $16.8 million during the first quarter ended March 31, 2004, a 9% increase over $15.4 million during the same period of the prior year.

In July 2002, data from an ongoing clinical trial being conducted by the National Institute of Health, the Women's Health Initiative, was released and indicated that an increase in certain health risks may result from the long-term use of combination hormone replacement therapy for women. News of this data and the perception it created has resulted in a dramatic decline in prescriptions for combination hormone therapies and oral estrogen therapies, including King's Prefest(R) and Menest(R) (esterified estrogens tablets, USP) products. Additionally, prescriptions


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for the Company's product Nordette(R), an oral contraceptive, have also declined dramatically over the last few years due to the availability of generics. In light of these events, during the first quarter of 2004 King's Board of Directors approved management's decision to market for divestiture many of the Company's women's health products, including Prefest(R), Menest(R), and Nordette(R). Accordingly, all net sales, cost of goods, selling, general and administrative expense, and amortization associated with Prefest(R) and Nordette(R) are now included in discontinued operations.

James R. Lattanzi, Chief Financial Officer of King, commented, "As we begin implementing our new inventory management agreements, we anticipate that net sales of some of our key branded pharmaceutical products may continue to be affected by additional significant wholesale inventory reductions, particularly during the second quarter of 2004. In the near term we should begin to receive inventory data from our wholesale customers as required by the recently executed Inventory Management Agreements. In the second quarter of 2004 we plan to assimilate and assess this data for the purpose of improving our understanding of the current level of inventory held by these customers and the extent of its potential effect on future net sales of our branded pharmaceutical products." Mr. Lattanzi added, "Until we complete this process we believe it is imprudent for us to provide forward-looking revenue and earnings guidance. Accordingly, we are withdrawing our previously provided guidance for year-end 2004, as we currently anticipate that actual results will be lower than we originally estimated."

Kyle P. Macione, President of King, noted, "Other developments during the first quarter ending March 31, 2004 included continued advances relating to our growing pipeline opportunities. The commencement of our Phase II clinical trial program for the development of an extended release formulation of Sonata(R), a non-benzodiazepine treatment for insomnia, was particularly significant. The goal of the Phase II clinical trial program is to determine which new formulation of Sonata(R) utilizing Elan Corporation, plc's commercially proven Spheroidal Oral Drug Absorption System is the most efficacious for the purpose of increasing total sleep time and reducing any potential for premature awakening, while continuing to build upon the quick onset profile currently available in the immediate release formulation of Sonata(R)." Mr. Macione emphasized, "With U.S. patent coverage that extends to 2018, the extended release formulation should establish Sonata(R) as a long-term cornerstone product for our Company. Moreover, this development program should provide us with the opportunity to procure additional patents potentially covering, among other things, unique biopharmaceutical characteristics and methods-of-use related to the extended release formulation of Sonata(R)."

Mr. Macione added, "Another development with respect to our product pipeline in the first quarter of 2004 included the completion of the dosing of the initial concentration of MRE0094, an investigational drug for the topical treatment of chronic diabetic neuropathic foot ulcers. MRE0094, an adenosine A2A receptor agonist, is designed to utilize a novel approach to treating this condition by concentrating on the inflammation associated with such foot ulcers. The ongoing Phase I clinical trial program involving MRE0094 is designed to evaluate the safety of the drug in patients."


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Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and
"diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the first quarter ending March 31, 2004, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company's ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; revenues and expenses associated with discontinued operations; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances an analysis of the Company's ongoing, underlying business and an analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

CONFERENCE CALL INFORMATION
King will conduct a conference call today to discuss the Company's first-quarter results, financial projections, inventory management agreements, and other matters pertaining to the Company. King will provide a live webcast of its conference call scheduled for today, Thursday, May 6, 2004, at 1:00 p.m., E.D.T. Interested persons may listen to the conference call today at 1:00 p.m., E.D.T. at http://www.firstcallevents.com/service/ajwz405006268gf12.html or by dialing 1-800-795-1259 (US only) or 1-785-832-1508 (international), pass code KG. If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing 1-888-276-5302 (US only) or 1-402-220-2331 (international).

ABOUT KING PHARMACEUTICALS
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the ability to facilitate improved management of channel inventory levels; statements related to the potential success of the Sonata(R) extended release Phase II clinical trial program; statements pertaining to the opportunity to procure additional patents related to an extended release formulation of

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Sonata(R); and statements pertaining to revenue and earnings expectations going forward. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on net sales of King's branded pharmaceutical products, particularly Altace(R), Skelaxin(R), Levoxyl(R), Sonata(R), and Thrombin-JMI(R); dependence on royalty revenues from Adenoscan(R) and Adenocard(R); dependence on King's ability to reposition Sonata(R) in the insomnia marketplace and expand upon its opportunities in that market with an extended release formulation of Sonata(R); dependence on the extent to which Inventory Management Agreements facilitate enhanced management of wholesale channel inventories of our products going forward; dependence on King's and Elan's ability to successfully develop new formulations of Sonata(R); dependence on King's ability to obtain additional patents related to an extended release formulation of Sonata(R); dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections; dependence on our compliance with FDA and other government regulations that relate to our business; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2003, which is on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.


                                      # # #

               Contact: James E. Green, Executive Vice President,
                        Corporate Affairs - 423-989-8125


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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                                      Three Months Ended
                                                                                          March 31
                                                                                   2004              2003
                                                                                          (Unaudited)
                                                                                  ---------        ---------
REVENUES:
     Total revenues                                                               $ 290,644        $ 338,421
                                                                                  ---------        ---------
OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                                83,538           75,180
     Excess purchase commitment                                                       4,176               --
     Writeoff of acquisition related inventory step-up/recall                            --            4,261
                                                                                  ---------        ---------
                 Total cost of revenues                                              87,714           79,441
                                                                                  ---------        ---------
     Selling, general and administrative                                             80,910           44,115
     Special legal and professional fees                                              5,692               --
     Co-promotion fees                                                               27,504           61,700
                                                                                  ---------        ---------
                 Total selling, general, and administrative                         114,106          105,815
                                                                                  ---------        ---------
     Depreciation and amortization                                                   39,318           17,637
     Research and development                                                        16,023            9,636
     Research and development - In-process upon acquisition                              --           18,000
     Intangible asset impairment                                                     34,936          110,970
     Gain on sale of product lines                                                     (858)              --
                                                                                  ---------        ---------
                 Total operating costs and expenses                                 291,239          341,499
                                                                                  ---------        ---------

OPERATING LOSS                                                                         (595)          (3,078)
OTHER (EXPENSES) INCOME:
     Interest expense                                                                (3,105)          (3,034)
     Interest income                                                                  1,054            2,494
     Valuation (charge) benefit - convertible notes receivable                          (49)           7,967
     Other expenses                                                                    (703)             (83)
                                                                                  ---------        ---------
                 Total other (expenses) income                                       (2,803)           7,344
                                                                                  ---------        ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                         (3,398)           4,266
         Income tax (benefit) expense                                                (1,048)           8,676
                                                                                  ---------        ---------
LOSS FROM CONTINUING OPERATIONS                                                      (2,350)          (4,410)
                                                                                  ---------        ---------
DISCONTINUED OPERATIONS
     Loss from discontinued operations, including expected loss on disposal        (171,242)          (4,382)
     Income tax benefit                                                             (62,532)          (1,599)
                                                                                  ---------        ---------
                 Total loss from discontinued operations                           (108,710)          (2,783)
                                                                                  ---------        ---------
NET LOSS                                                                          $(111,060)       $  (7,193)
                                                                                  =========        =========

Basic loss per common share                                                       $   (0.46)       $   (0.03)
                                                                                  =========        =========

Diluted loss per common share                                                     $   (0.46)       $   (0.03)
                                                                                  =========        =========

Shares used in basic net loss per share                                             241,300          240,777
Shares used in diluted net loss per share                                           241,300          240,777


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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             EXCLUDING SPECIAL ITEMS
                      (in thousands, except per share data)


                                                                          Three Months Ended
                                                                              March 31
                                                                      2004                2003
                                                                            (Unaudited)
                                                                    ----------------------------
REVENUES:
     Total revenues                                                 $ 290,644          $ 338,421
                                                                    ---------          ---------
OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                  83,538             75,180
                                                                    ---------          ---------
     Selling, general and administrative                               80,910             44,115
     Co-promotion fees                                                 27,504             61,700
                                                                    ---------          ---------
                 Total selling, general, and administrative           108,414            105,815
                                                                    ---------          ---------
     Depreciation and amortization                                     39,318             17,637
     Research and development                                          16,023              9,636
                                                                    ---------          ---------
                 Total operating costs and expenses                   247,293            208,268
                                                                    ---------          ---------

OPERATING INCOME                                                       43,351            130,153
OTHER (EXPENSES) INCOME:
     Interest expense                                                  (3,105)            (3,034)
     Interest income                                                    1,054              2,494
     Other expenses                                                      (703)               (83)
                                                                    ---------          ---------
                 Total other expenses                                  (2,754)              (623)
                                                                    ---------          ---------
INCOME BEFORE INCOME TAXES                                             40,597            129,530
         Income tax expense                                            14,657             47,278
                                                                    ---------          ---------
NET INCOME                                                          $  25,940          $  82,252
                                                                    =========          =========


Basic income per common share                                       $    0.11          $    0.34
                                                                    =========          =========

Diluted income per common share                                     $    0.11          $    0.34
                                                                    =========          =========

Shares used in basic net income per share                             241,300            240,777
Shares used in diluted net income per share                           241,300            240,777



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                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)


The following tables reconcile Non-GAAP measures to amounts reported under GAAP:



                                                                                    Three Months Ending March 31, 2004
                                                                                    ----------------------------------
                                                                                       Pretax Amount            EPS
                                                                                       -------------            ---
Net income, excluding special charges                                                   $  25,940
Diluted income per common share, excluding special items                                                   $     0.11
SPECIAL ITEMS:
     Excess purchase commitment (cost of goods sold)                                       (4,176)              (0.02)
     Special legal and professional fees (selling, general, and administrative)            (5,692)              (0.02)
     Gain on sale of product lines (other operating income)                                   858                0.00
     Intangible asset impairment (other operating expenses)                               (34,936)              (0.14)
     Valuation charge - convertible notes receivable (other expenses)                         (49)              (0.00)
     Loss from discontinued operations                                                   (171,242)              (0.71)
Income tax benefit                                                                         78,237                0.32
                                                                                        ---------
Net loss                                                                                $(111,060)
                                                                                        =========          ----------
Diluted loss per common share, as reported under GAAP                                                      $    (0.46)
                                                                                                           ==========



                                                                                      Three Months Ending March 31, 2003
                                                                                      ----------------------------------
                                                                                            Pretax Amount       EPS
                                                                                            -------------       ---
Net income, excluding special charges                                                      $  82,252
Diluted income per common share, excluding special items                                                     $ 0.34
SPECIAL ITEMS:
     Writeoff of acquisition related inventory step-up/recall (cost of goods sold)            (4,261)         (0.02)
     In-process research and development (other operating expenses)                          (18,000)         (0.07)
     Intangible asset impairment (other operating expenses)                                 (110,970)         (0.46)
     Valuation benefit - convertible notes receivable (other income)                           7,967           0.03
     Loss from discontinued operations                                                        (4,382)         (0.02)
Income tax benefit                                                                            40,201           0.17
                                                                                           ---------
Net loss                                                                                   $  (7,193)
                                                                                           =========         ------
Diluted loss per common share, as reported under GAAP                                                        $(0.03)
                                                                                                             ======



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                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEET
                       (in thousands, except share data)


                                                                                       March 31,       December 31,
ASSETS                                                                                   2004              2003
                                                                                       ----------       ----------
Current assets:
     Cash, cash equivalents and marketable securities                                  $  161,326       $  146,053
     Restricted cash                                                                      147,410          133,969
     Accounts receivable, net                                                             193,002          246,417
     Inventory                                                                            251,193          260,886
     Deferred income taxes                                                                127,589          124,930
     Prepaid expenses and other assets                                                     46,048           30,036
     Assets related to discontinued operations                                              1,530            4,012
                                                                                       ----------       ----------
                 Total current assets                                                     928,098          946,303
                                                                                       ----------       ----------
Property, plant and equipment, net                                                        263,216          257,659
Intangible assets, net                                                                  1,484,708        1,552,492
Goodwill                                                                                  134,892          121,355
Deferred income tax assets                                                                 62,215           19,307
Other assets                                                                               45,988           76,117
Assets related to discontinued operations                                                  30,469          204,501
                                                                                       ----------       ----------
                 Total assets                                                          $2,949,586       $3,177,734
                                                                                       ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current portion of long term debt                                                 $    7,441       $       97
     Accounts payable                                                                      49,306           83,078
     Accrued expenses                                                                     480,589          506,033
     Income taxes payable                                                                  51,530           79,641
                                                                                       ----------       ----------
                 Total current liabilities                                                588,866          668,849
                                                                                       ----------       ----------
Long-term debt:
     Convertible Debentures                                                               345,000          345,000
     Other long-term liabilities                                                           83,585          121,705
                                                                                       ----------       ----------
                 Total liabilities                                                      1,017,451        1,135,554
                                                                                       ----------       ----------

Shareholders' equity:
         Common shares no par value, 300,000,000 shares authorized,
         241,368,644 and 241,190,852 shares issued and outstanding, respectively        1,206,916        1,205,970
         Retained earnings                                                                724,037          835,097
         Other comprehensive income                                                         1,182            1,113
                                                                                       ----------       ----------
                 Total shareholders' equity                                             1,932,135        2,042,180
                                                                                       ----------       ----------
                 Total liabilities and shareholders' equity                            $2,949,586       $3,177,734
                                                                                       ==========       ==========


                               EXECUTIVE OFFICES
        KING PHARMACEUTICALS 501 FIFTH STREET, BRISTOL, TENNESSEE 37620